Exhibit 10.9

To: Tianjin Hongen Perfect Future Education Co., Ltd.

To Whom It May Concern:

To ensure the cash flow requirements of Tianjin Hongen Perfect Future Education Co., Ltd. (the “VIE”) operations are met and/or to set off any loss accrued during such operations, the undersigned, iHuman Inc. (the “Company”), is obligated and hereby undertakes to provide unlimited financial support to the VIE, to the extent permissible under the applicable PRC laws and regulations, whether or not any such operational loss is actually incurred. The form of financial support shall include, but not limited to, extension of cash, entrusted loans and borrowings. The Company will not request repayment of the loans or borrowings if the VIE or its shareholders do not have sufficient funds or are unable to repay.

The undersigned agrees and acknowledges such undertaking shall be irrevocable and continuously valid from June 24, 2020, until the earlier of (1) the date on which all of the equity interests of the VIE have been acquired directly or indirectly by the Company or its designated representative (individual or legal person); or (2) the date of unilateral termination by the Company, at its sole and absolution discretion, by giving thirty (30) days prior written notice to the VIE of its intention to terminate this letter.

Please confirm receipt of this letter by returning a signed copy of this letter to the undersigned.

iHuman Inc.
/s/ CHI Hanfeng
Name: CHI Hanfeng
Title: Authorized Signatory

Received and Acknowledged by:

Tianjin Hongen Perfect Future Education Co., Ltd.

/s/ DAI Peng
Name: DAI Peng
Title: Authorized Signatory